EXHIBIT 99.1
Unrivaled Brands Ranked Among Most Improved “Credit Quality” of Cannabis Peers

SANTA ANA, Calif., Oct. 24, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations throughout California, is pleased to announce that on October 13, 2023, Viridian Capital Advisors (“Viridian”) released their Capital Chart of the Week, designed to highlight significant investment, valuation, and M&A trends within the cannabis sector, ranking Unrivaled as having one of the most improved measures of credit quality relative to its publicly traded cannabis peers.

Sabas Carrillo, Unrivaled’s Chief Executive Officer, said, “Being ranked 8th most profitable and 19th most credit worthy among our U.S. and Canadian publicly traded cannabis peers by Viridian and now being recognized for the improvement of our credit quality is another point on the board and external confirmation of our work to improve the health of our assets and overall business. The improvement is another indication of just how much Unrivaled has progressed.”

Viridian calculated credit quality as a function of total liabilities divided by market capitalization, pointing to it as “the best single number that an investor can calculate.” The Total Liabilities/Market Cap ratio captures real-time market fluctuations and crucial financial aspects like lease liabilities, taxes, and deferred acquisition liabilities allowing investors to potentially better predict distressed assets. Its calculations were indicated as having been current as of October 13, 2023.

Chris Rivera, Unrivaled’s Interim Chief Financial Officer, said, “As part of the Unrivaled turnaround, we have been and continue to be focused on building a foundation on which Unrivaled can continue to grow. The recognition of the Company’s continued improvement is further testament to our work and reflects a reduction of over $53.0 million in debt. We look forward to what the future holds.”

The rankings can be found here: Viridian Chart of the Week – Viridian Capital Advisors.

EXHIBIT 99.1
About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791